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                                                                     EXHIBIT 8.1

          [Skadden, Arps, Slate, Meagher & Flom (Illinois) letterhead]




                                  July 28, 2000



Peter Kiewit Sons', Inc.
Kiewit Plaza
Omaha, NE 68131

Kiewit Materials Company
Kiewit Plaza
Omaha, NE 68131

Ladies and Gentlemen:

                  We are acting as special tax counsel to Peter Kiewit Sons', Inc., a Delaware corporation ("PKS"), in connection with the filing with the United States Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-4 (file no. 333-30768) (the "Registration Statement") of Kiewit Materials Company, a direct, wholly owned subsidiary of PKS ("Materials"), relating to the proposed offer of shares of Materials common stock in exchange for outstanding shares of PKS common stock held by Materials' employees (the "Share Exchange").

                  In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, representations and covenants contained in originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the request by PKS for rulings from the Internal Revenue Service (the "IRS") dated January 11, 2000, as supplemented on March 27, 2000 (the "Ruling Request"), the private letter ruling from the IRS dated May 23, 2000 and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is conditioned upon, among other

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Peter Kiewit Sons', Inc.
July 28, 2000
Page 2


things, the initial and continuing accuracy and completeness of such facts, information, representations and covenants.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have assumed that all of the transactions related to the Share Exchange will be consummated in the manner described in the Ruling Request and the Registration Statement.

                  In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant, all of which are subject to change at any time, possibly with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions.

                  Based upon and subject to the foregoing, we hereby confirm that the discussion set forth under the heading "Material U.S. Federal Income Tax Consequences" in the Prospectus included within the Registration Statement (the "Prospectus") is a fair and accurate summary in all material respects with respect to the matters of law referred to therein.

                  This opinion is limited to the federal law of the United States and administrative rulings of the IRS as in effect on the date hereof. We have no obligation to advise you or any other person of changes in law or in the administrative rulings of the IRS that occur after the date hereof.

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Peter Kiewit Sons', Inc.
July 28, 2000
Page 3


                  This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent. We consent to the use of our name in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement and any amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                          Very truly yours,


                                          Skadden, Arps, Slate, Meagher & Flom
                                          (Illinois)